                                                                   EXHIBIT 10xvi







September 14, 1999



Marshall Bloom
Chairman and CEO
BioLab, Inc.
627 College Avenue
Decatur, GA 30030

Dear Marshall:


Per our many discussions, this document outlines the terms for your transition to retirement. I appreciate your patience through this process. If these terms are consistent with your understanding, please indicate your agreement to the terms contained in this letter by your signature where indicated and return a copy to me.

Title, Responsibilities and Salary Level

You will remain Chairman & CEO, BioLab and Executive Vice President Water Treatment at your current compensation through December 31, 1999. Effective January 1, 2000 you will continue as an employee of BioLab through and until the effective date of your retirement, which is planned to be February 26, 2003, and will assume the title Chairman Emeritus, BioLab you will also continue to report to Mark Bulriss, and will be responsible for undertaking special projects as assigned by Mark Bulriss or his designee, through December 31, 2000, unless extended by mutual agreement. Your base salary will continue at the rate of $22,067 per month ($264,800 per annum equivalent) through December 31, 2000. Effective January 1, 2001 your monthly salary will be reduced to $10,769 and will be paid through the planned effective date of your retirement, February 26, 2003. Should you decide to accelerate your retirement date, your month salary beginning January 1, 2001 will be adjusted to an amount equal to $280,000 divided by the number of months between January 1, 2001 and the effective date of your retirement. In no event will the total salary payable to you after January 1, 2001 and prior to your retirement exceed $280,000.

MICP

Any earned 1999 MICP award will be paid in calendar year 2000, and will be considered in the calculation of your earned pension benefit under the terms outlined in the Plan. You will not be eligible to participate in MICP for any year beyond 1999.

Change in Control Agreement

Your existing Change in Control agreement will remain valid through and until the effective date of your retirement.

                                                                  Marshall Bloom
                                                                          Page 2

Stock Options

All stock options previously granted to you will continue to vest until the effective date of your retirement. Stock options granted in 1999 can be exercised at any time after vesting occurs, and must be exercised by the earlier of (I) three years from the effective date of your retirement, or (II) ten years from the grant date. Options granted in any year prior to 1999 can be exercised at any time after vesting occurs, and must be exercised by the earlier of (Ia) one year from the effective date of your retirement if the market price exceeds the exercise price of the relevant option on your date of retirement, or (Ib) three years from the effective date of your retirement if the exercise price exceeds the market price of the relevant option on the date of your retirement; or (Ic) ten years from the date the options were granted. You will not be eligible for stock option grants after December 31, 1999.


Stock Option Grant History:
         Shares          Strike Price     Grant Date      Full Vesting     Expiration (1)
         ------          ------------     ----------      ------------     ----------
1999     15,000          $35.75           02/15/99        02/15/02          02/26/06
1998      8,362          $40.10           02/07/98        02/07/01          02/26/06 or 02/26/04 (2)
1997     10,882          $37.10           02/11/97         2/11/00          02/26/06 or 02/26/04
1996      8,591          $66.56           02/09/96        02/09/99          02/09/06 or 02/26/04
1995      7,445          $52.05           02/20/95        02/20/98          02/20/05 or 02/26/04
1994      2,748          $67.65           02/27/94        02/27/97          02/27/04 or 02/26/04
1993      2,291          $68.30           03/08/93        03/08/96          03/08/03
1992      2,291          $44.85           03/16/92        03/16/95          03/16/02
1991          0          N/A              N/A             N/A               N/A
1990      4,582          $27.50           12/11/90        12/11/93          12/11/00

Notes:  (1) assumes retirement effective February 26, 2003
        (2) three (3) years to exercise if above market price or one year to exercise if below market price, in each case as of the effective date of your retirement.

Employee Benefits

As an active employee you will eligible to participate in the Company's retirement, health and welfare plans until the effective date of your retirement. Should changes be made to these plans while you are still an active employee, you will participate in the changes on the same basis as other employees. If at any time prior to the effective date of your retirement you become ineligible to participate in the Company's retirement, health and welfare plans, the Company will reimburse you the costs incurred in replacing such coverage and will otherwise compensate you to the same extent as if you had remained eligible to fully participate in all such Company plans through and until the effective date of your retirement.

Pension

Pension benefits will be calculated in accordance with the applicable Great Lakes Pension and Supplemental Executive Retirement Plan (SERP). Assuming a continuous service date of August 27, 1955, and a retirement date of February 26, 2003 your estimated pension benefits as reflected in Exhibit A (attached) are approximately correct, adjusting for your actual calculated highest three years earnings.


Auto & Club Allowances

Auto, health and golf club allowances will continue through December 31, 1999, but will be discontinued thereafter.

                                                                  Marshall Bloom
                                                                          Page 3


As additional consideration for the benefits and payments to be received by you pursuant to this agreement, you agree that, except with the express prior written consent of Great Lakes and BioLab, for the period beginning with your retirement date and ending three years after such date (the "Restrictive Period"), you will not, directly or indirectly, compete with the business of Great Lakes or BioLab, including but not limited to, by directly or indirectly serving as an employee, officer or director of or consultant to, or by soliciting or inducing, or attempting to solicit or induce, any employee of Great Lakes or BioLab to terminate employment with either of those companies and become employed by, any person, firm, partnership, corporation, trust or other entity which owns or operates a business similar to that of Great Lakes or BioLab. The forgoing covenant shall not prohibit you from owning, directly or indirectly, capital stock or similar securities of any publicly-traded company listed on a recognized securities exchange to the extent that such ownership interest does not represent more than one percent (1%) of the outstanding capital stock of that publicly -traded company.


Sincerely,



/s/ Richard J. Kinsley
----------------------
Richard J. Kinsley
Senior Vice President
Human Resources and Communications





Agreed:



/s/ Marshall Bloom               9/21/99     /s/ Mark P. Bulriss                    9/16/99
----------------------           -------     -------------------                    -------
Marshall Bloom                   Date            Mark P. Bulriss                    Date
Chairman and CEO BioLab                          President and CEO
EVP, Water Treatment                             Great Lakes Chemical Corporation
Great Lakes Chemical Corporation

                                                                  Marshall Bloom

                         MARSHALL BLOOM PENSION ESTIMATE
                                    EXHIBIT A

ASSUMPTIONS

THREE YEAR FINAL AVERAGE EARNINGS (FAE):  $420,567 PER YEAR
SOCIAL SECURITY COVERED WAGE BASE IN 2003:  $45,000
DATE OF BIRTH:  2/26/38
HIRE DATE:  8/27/55
RETIREMENT DATE:  2/26/03
YEARS OF SERVICE FOR 1% CALCULATION:  47.5
YEARS OF SERVICE FOR .65% CALCULATION:  35


BASED ON THE ABOVE ASSUMPTIONS, AN ESTIMATED SINGLE LIFE ANNUITY PENSION PAYMENT WOULD BE CALCULATED AS FOLLOWS:

     FAE  $420,567 / 12 MONTHS                                   $ 35,047.25
                                                                       X  1%
                                                                 -----------
                                                                 $    350.47
     YEARS OF BENEFIT SERVICE                                               X 47.5
                                                                 -----------------
                                                                 $ 16,647.33

     PLUS:

     FAE  $420,567 - SOCIAL SECURITY WAGE BASE $45,000 / 12      $ 31,297.25
                                                                     X .065%
                                                                 -----------
                                                                 $    203.43
     MAXIMUM YEARS OF BENEFIT SERVICE                                X    35
                                                                 -----------
                                                                 $  7,120.05

     ESTIMATED MONTHLY SINGLE LIFE ANNUITY PAYABLE 3/1/03        $ 23,767.38
                ($16,647.33 + $7,120.05 = $23,767.38)                X 12 MO
                                                                 -----------
     ESTIMATED ANNUAL PAYMENT                                    $285,208.56



     OTHER ANNUITY SELECTIONS YIELD APPROXIMATELY AS FOLLOWS (SUBJECT TO ACTUARIAL ADJUSTMENTS AS PRESCRIBED BY THE PLAN):


                                                   % PAYOUT
                                                   --------
     LIFE ANNUITY WITH 5 YEARS CERTAIN               97.9%
     LIFE ANNUITY WITH 10 YEAR CERTAIN               93.0%
     50% JOINT & SURVIVOR ANNUITY                    84.3%
     66 2/3% JOINT & SURVIVOR ANNUITY                80.1%
     75% JOINT & SURVIVOR ANNUITY                    78.2%
     100% JOINT & SURVIVOR ANNUITY                   72.9%